UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on March 9, 2012, Authentidate Holding Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) and security agreement (the “Security Agreement”) with certain accredited investors pursuant to which the Company agreed to sell and issue to the investors an aggregate principal amount of $4,050,000 of senior secured promissory notes (the “Notes”) and common stock purchase warrants (the “Warrants”) to purchase a total of 6,044,766 shares of its common stock for gross proceeds of $4,050,000 (the “Financing”). On March 28, 2012, the Company entered into an amendment to the Security Agreement (the “Amendment”) with the holders of a majority of the Notes issued under the Purchase Agreement. Pursuant to the Amendment, the Company and the majority holders appointed a representative of the secured parties in order to facilitate the execution of certain administrative requirements under the security agreement, including the filing of financing statements. Among the investors that entered into the Amendment were J. David Luce, a member of the Company’s board of directors, on behalf of three separate affiliated entities; John J. Waters, also a member of its board of directors; O’Connell Benjamin, the Company’s Chief Executive Officer and a member of its board of directors; William A. Marshall, the Company’s Chief Financial Officer; and Lazarus Investment Partners LLLP, which is the beneficial owner of approximately 16.2% of the Company’s outstanding shares of common stock. The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors.

The description of terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the form of the Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Amendment to Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer

Date: March 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment to Security Agreement

4